Exhibit 99.1

Conference Call Tuesday, July 31, 2018 at 8:00 a.m. ET, Dial-In (833) 236-5763 (ID# 3693679)

XO Group Reports Second Quarter 2018 Financial Results

- Total revenue grew 2.5% in the second quarter

- Local marketplace revenue increased 18% in the second quarter

- Second quarter GAAP net income per diluted share was $0.20; Non-GAAP net income per diluted share was $0.19

NEW YORK, July 31, 2018 - XO Group Inc. (the “Company”) (NYSE: XOXO, xogroupinc.com), today reported financial results for the three and six months ended June 30, 2018.

Total revenue for the second quarter of 2018 was $43.2 million, up from $42.1 million during the same period in the prior year. Net income for the quarter was $5.3 million or $0.20 per diluted share compared to diluted earnings per share of $0.06 in the same period in the prior year. Non-GAAP net income per share for the quarter was $0.19 compared to $0.09 in the same period in the prior year. The Company’s balance sheet at June 30, 2018 reflects cash and cash equivalents of $116.7 million compared to $106.1 million at December 31, 2017.

“This quarter, our local marketplace business delivered strong results again, our products drove increased engagement between our couples and business partners, and we continued to invest in the people and products that will help us capture the significant opportunity ahead. I'm really proud of the team's work in Q2," said Mike Steib, Chief Executive Officer.

Long-Term Financial Targets

The Company's long-term financial targets are double digit revenue growth rates and gross margins of approximately 90-95%, yielding adjusted EBITDA margins in the 20-22% range.

XO GROUP INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net revenue	$43,152	$42,101	$81,459	$79,742
Costs and expenses (exclusive of depreciation and amortization, shown separately below):
Cost of revenue	2,614	2,789	4,257	4,826
Product and content development	11,796	11,549	22,825	23,006
Sales and marketing	13,098	13,941	25,780	27,564
General and administrative	7,402	8,336	14,232	15,931
Depreciation and amortization	1,676	2,011	3,314	3,669
Total costs and expenses	36,586	38,626	70,408	74,996
Income from operations	6,566	3,475	11,051	4,746
Loss in equity interests	(21)	(1,054)	(43)	(1,171)
Interest and other income, net	209	105	411	198
Income before income taxes	6,754	2,526	11,419	3,773
Income tax expense	1,469	1,115	2,522	1,077
Net income	$5,285	$1,411	$8,897	$2,696

Net income per share:
Basic	$0.21	$0.06	$0.35	$0.11
Diluted	$0.20	$0.06	$0.35	$0.11

Weighted average number of shares used in calculating net earnings per share:
Basic	25,149	24,958	25,086	25,154
Dilutive effect of:
Restricted stock	327	191	290	280
Options	321	31	192	33
Employee Stock Purchase Plan	9	2	5	2
Diluted	25,806	25,182	25,573	25,469

XO GROUP INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except for share and per share data)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$116,704	$106,092
Accounts receivable, net	17,487	17,375
Prepaid expenses and other current assets	4,706	5,327
Total current assets	138,897	128,794
Long-term restricted cash	1,181	1,181
Property and equipment, net	13,607	11,829
Intangibles assets, net	3,533	4,019
Goodwill	51,438	51,438
Deferred tax assets, net	5,466	6,124
Investments	1,399	1,442
Other assets	501	223
Total assets	$216,022	$205,050
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued compensation and employee benefits$	$4,676	$6,611
Accounts payable and accrued expenses	6,343	5,273
Deferred revenue	14,955	13,891
Total current liabilities	25,974	25,775
Deferred rent	3,004	3,365
Other liabilities	1,384	1,776
Total liabilities	30,362	30,916
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized and zero shares issued and outstanding as of June 30, 2018 and December 31, 2017, respectively	—	—
Common stock, $0.01 par value; 100,000,000 shares authorized and 25,907,015 and 25,696,796 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	260	258
Additional paid-in-capital	183,321	180,695
Retained earnings/(accumulated deficit)	2,079	(6,819)
Total stockholders’ equity	185,660	174,134
Total liabilities and stockholders’ equity$	$216,022	$205,050

XO GROUP INC.

NON-GAAP RECONCILIATION TABLE

For the Three and Six Months Ended June 30, 2018 and 2017

(unaudited, in thousands, except for share and per share data)

Reconciliation of GAAP net income to EBITDA, adjusted EBITDA, and adjusted EBITDA margin:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

GAAP net income	$5,285	$1,411	$8,897	$2,696
Income tax expense	1,469	1,115	2,522	1,077
Interest and other income, net	(209)	(105)	(411)	(198)
Depreciation and amortization	1,676	2,011	3,314	3,669
EBITDA	8,221	4,432	14,322	7,244
Loss in equity interest(a)	21	1,054	43	1,171
Stock-based compensation	2,158	2,143	3,892	4,017
Bad debt expense(b)	—	200	—	200
Adjusted EBITDA	$10,400	$7,829	$18,257	$12,632
GAAP net revenue	43,152	42,101	81,459	79,742
Adjusted EBITDA margin	24.10%	18.60%	22.41%	15.84%

(a)	Loss in equity interest includes an other-than-temporary impairment that reduced the carrying value of an equity investment to zero.
(b)	Included in general and administrative operating expense, related to a loan previously made to an equity investee.

Reconciliation of GAAP net income to adjusted net income:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

GAAP net income	$5,285	$1,411	$8,897	$2,696
Other-than-temporary impairment(a)	—	1,032	—	1,032
Bad debt expense(b)	—	200	—	200
Income tax expense	$1,469	1,115	2,522	1,077
Adjusted income before income taxes	6,754	3,758	11,419	5,005

Adjusted effective income tax expense rate	26%	40%	26%	40%

Adjusted provision for income tax expense	(1,756)	(1,503)	(2,969)	(2,002)
Adjusted net income	$4,998	$2,255	$8,450	$3,003

Adjusted net income per diluted share	$0.19	$0.09	0.33	$0.12
Weighted average number of shares outstanding - diluted	25,806	25,182	25,573	25,469

(a)	Loss in equity interest includes an other-than-temporary impairment that reduced the carrying value of an equity investment to zero.
(b)	Included in general and administrative operating expense, related to a loan previously made to an equity investee.

Free cash flow reconciliation:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Net cash provided by operating activities	$9,671	$4,797	$16,217	$9,832
Less: capital expenditures	(1,899)	(911)	(4,684)	(2,123)
Free cash flow	$7,772	$3,886	$11,533	$7,709

XO GROUP INC.

SUPPLEMENTAL DATA TABLES

(unaudited, in thousands, except for metrics)

Revenue by Category

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017

Local marketplace	$22,318	$18,938	$44,193	$37,557
Transactions	9,004	8,158	15,317	13,290
National online advertising	7,105	9,980	13,872	19,981
Publishing and other	4,725	5,025	8,077	8,914
Total net revenue	$43,152	$42,101	$81,459	$79,742

TheKnot.com Local Marketplace Metrics

	Q2 2018	Q2 2017

Vendor Count at Quarter end	29,128	24,681
TTM Vendor Count (a)	27,292	22,498
Retention Rate (b)	77.9%	77.0%
Avg. Revenue/Vendor (a)	$2,952	$3,056

(a) Calculated on a trailing twelve-month basis.

(b) Number of canceled vendors on a trailing twelve-month basis divided by the sum of the beginning vendors plus trailing twelve-months of additions (churn). The inverse of churn is retention rate.

Stock Based Compensation

The Company included total stock-based compensation expense related to all its stock awards in various operating expense categories for the three and six months ended June 30, 2018 and 2017, as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Product and content development	692	657	1,241	1,154
Sales and marketing	458	431	834	865
General and administrative	1,008	1,055	1,817	1,998
Total stock-based compensation	2,158	2,143	3,892	4,017

Conference Call and Replay Information

XO Group Inc. will host a conference call with investors at 8:00 a.m. ET on Tuesday, July 31, 2018, to discuss its second quarter 2018 financial results. Participants should dial (833) 236-5763 and use Conference ID# 3693679 at least 10 minutes before the call is scheduled to begin. Participants can also access the live broadcast over the internet on the Investor Relations section of the Company's website, accessible at http://ir.xogroupinc.com. To access the webcast, participants should visit XO Group's website at least 15 minutes prior to the conference call in order to download or install any necessary audio software.

A replay of the webcast will also be archived on the Company's website approximately two hours after the conference call ends.

About XO Group Inc.

XO Group Inc.’s (NYSE: XOXO; xogroupinc.com) mission is to help people navigate and truly enjoy life’s biggest moments together. Our multi-platform brands guide couples through transformative life stages - from getting married with The Knot, to having a baby with The Bump, and helping bring important celebrations to life with entertainment vendors from GigMasters. The Company is publicly listed on the New York Stock Exchange (NYSE: XOXO) and is headquartered in New York City.

Forward Looking Statements

This release may contain projections or other forward-looking statements regarding future events or our future financial performance or estimates regarding third parties. These statements are only estimates or predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the estimates, projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter progresses, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change prior to the end of the quarter. Although these expectations may change, we will not necessarily inform you if they do. Our policy is to provide expectations not more than once per quarter, and not to update that information until the next quarter. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation, (i) our operating results may fluctuate, are difficult to predict and could fall below expectations, (ii) our ability to accurately measure and monetize the level of offline store level traffic attributable to an online digital campaign conducted on our sites, (iii) our business depends on strong brands, and failing to maintain and enhance our brands would hurt our business, (iv) our ongoing investment in new businesses and new products, services, and technologies is inherently risky, and could disrupt our ongoing business and/or fail to generate the results we are expecting, (v) if we are unable to continue to develop solutions that generate revenue from advertising and other services delivered to mobile devices, our business could be harmed, (vi) our businesses could be negatively affected by changes in Internet search engine and app store search algorithms and email marketing policies, (vii) we face intense competition in our markets. If we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive, and our revenue and results of operations could be adversely affected, (viii) our transactions business is dependent on third-party participants, whose lack of performance could adversely affect our results of operations, (ix) fraudulent or unlawful activities on our marketplace could harm our business and consumer confidence in our marketplace, (x) we may be subject to legal liability associated with providing online services or content, (xi) we may be unable to continue to use the domain names that we use in our business, or prevent third parties from acquiring and using domain names that infringe on, are similar to, or otherwise decrease the value of our brand or our trademarks or service marks, and (xii) other factors detailed in documents we file from time to time with the Securities and Exchange Commission. Forward-looking statements in this release are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Non-GAAP Financial Measures

This press release includes information about certain financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP" or "U.S. GAAP"), including EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net income, adjusted provision for income taxes, adjusted effective income tax rate, adjusted net income per diluted share, free cash flow, gross profit, and gross margin. These non-GAAP measures have important limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP.  The Company's use of these terms may vary from the use of similarly-titled measures by others in its industry due to the potential inconsistencies in the method of calculation and differences due to items subject to interpretation.

Management defines its non-GAAP financial measures as follows:

•	EBITDA represents GAAP net income adjusted to exclude: (1) interest, (2) tax, and (3) depreciation and amortization.

•	Adjusted EBITDA represents GAAP net income adjusted to exclude, if applicable: (1) interest, (2) tax, (3) depreciation and amortization, (4) gains or losses from equity method investments, (5) stock-based compensation expense, (6) asset impairment charges, and (7) other items affecting comparability during the period.

•	Adjusted EBITDA margin represents adjusted EBITDA (as defined above), divided by total GAAP revenue.

•	Adjusted provision for income taxes is calculated by applying an adjusted effective income tax rate to adjusted income before income taxes. Adjusted effective income tax rate is based on the statutory income tax rates in the jurisdictions in which we operate. The adjusted effective income tax rate also excludes discrete items that the Company views as unrelated to its operations during the period, such as the impact of tax windfalls and shortfalls associated with stock based compensation, as these items can materially distort its effective income tax rate. The Company monitors the adjusted effective income tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of revenue and expenses. For the three and six months ended June 30, 2018, the adjusted effective income tax rate of 26% excludes the impact of approximately $0.3 million and $0.5 million of tax windfalls, respectively, as they are considered to be discrete items. For the three months ended June 30, 2017, the adjusted effective income tax rate of 40% excludes the impact of approximately $0.2 million in tax shortfalls, offset by an approximately $0.2 million of tax benefits associated with the release of a previously reserved uncertain tax position, each of which are considered to be discrete items. For the six months ended June 30, 2017, the adjusted effective income tax rate of 40% excludes the impact of approximately $0.4 million in tax windfalls, which are considered to be discrete items.

•	Adjusted net income represents GAAP net income, adjusted for items that impact comparability, which may include: (1) asset impairment charges, (2) executive separation and other severance charges, (3) use of an adjusted effective income tax rate (as defined above), (4) costs related to exit activities, and (5) other items affecting comparability during the period.

•	Adjusted net income per diluted share represents adjusted net income (as defined above), divided by the diluted weighted-average number of shares outstanding for the period.

•	Free cash flow represents GAAP net cash provided by operations, less capital expenditures.

•	Gross profit represents GAAP net revenue less cost of revenue excluding depreciation and amortization.

•	Gross margin is equal to gross profit (as defined above) divided by GAAP net revenue, expressed as a percentage.

Management believes that these non-GAAP financial measures, when viewed with our results under U.S. GAAP and the accompanying reconciliations, provide useful information about our period-over-period growth and provide additional information that is useful for evaluating our operating performance. However, EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted provision for income taxes, adjusted effective income tax rate, adjusted net income, adjusted net income per diluted share, free cash flow, gross profit, and gross margin are not measures of financial performance under U.S. GAAP and, accordingly, should not be considered substitutes for or superior to net income, net income per diluted share and net cash provided by operating activities as indicators of operating performance.

A reconciliation of GAAP to Non-GAAP financial measures is included in this press release, with the exception of gross margin and gross profit, which are defined above.

Contact:

Ivan Marmolejos

Director, Investor Relations

(718) 560-2217

IR@xogrp.com